Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter Net Income of $106.0 Million

First Quarter 2022 Financial Highlights

•	GAAP net income of $106.0 million, or $2.17 per diluted share; net operating income (a non-GAAP financial measure) of $106.1 million, or $2.17 per diluted share.
•	Pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE, a non-GAAP financial measure) of $125.7 million, an increase of 10.9% compared to the fourth quarter of 2021.
•	Excluding Paycheck Protection Program (PPP) balances, average loans increased 19.1% on a linked-quarter, annualized basis.
•	Quarterly average deposits grew 21.5% compared to the first quarter of 2021.
•	Noninterest income increased 13.6% as compared to the first quarter of 2021, equal to 37.0% of total revenue.
•	Credit quality remained strong, with net charge-offs of just 0.20% of average loans, consistent with the company’s historical performance.

KANSAS CITY, Mo. (April 26, 2022) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the first quarter of 2022 of $106.0 million, or $2.17 per diluted share, compared to $78.5 million, or $1.61 per diluted share, in the fourth quarter of 2021 (linked quarter) and $92.6 million, or $1.91 per diluted share, in the first quarter of 2021.

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $106.1 million, or $2.17 per diluted share, for the first quarter of 2022, compared to $78.9 million, or $1.62 per diluted share, for the linked quarter and $92.8 million, or $1.91 per diluted share, for the first quarter of 2021. PTPP-FTE, a non-GAAP measure reconciled to the components of net income before taxes, the nearest comparable GAAP measure, later in this release, was $125.7 million, or $2.57 per diluted share, for the first quarter of 2022, compared to $113.4 million, or $2.32 per diluted share, for the linked quarter, and $108.7 million, or $2.24 per diluted share, for the first quarter of 2021. These PTPP-FTE results represent increases of 10.9% on a linked-quarter basis and 15.6% compared to the first quarter of 2021.

“Our results for the first quarter of 2022 reflect the team’s continued execution of our differentiated business model, with robust growth on both sides of our balance sheet, strong asset quality metrics, and sustained momentum in our fee income businesses,” said Mariner Kemper, chairman, president and chief executive officer. “Compared to the first quarter of 2021, average loans excluding PPP balances and average deposits increased 15.6% and 21.5%, respectively. Together with a 13.6% increase in fee income, our first quarter revenues increased 10.2% compared to the prior period. In addition, our results benefited from a provision release of $6.5 million in the first quarter, driven by favorable portfolio metrics and the improving macro-economic outlook. I am also extremely proud of the team’s continued commitment to the communities we serve, which you may read about in our 2022 corporate citizenship and ESG report.”

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q1	Q4	Q1
	2022	2021	2021
Net income (GAAP)	$105,963	$78,496	$92,643
Earnings per share (diluted)	2.17	1.61	1.91

Pre-tax, pre-provision income (Non-GAAP)	119,255	106,869	102,066
Pre-tax, pre-provision earnings per share (diluted)	2.44	2.19	2.10

Pre-tax, pre-provision income - FTE (Non-GAAP)	125,654	113,352	108,744
Pre-tax, pre-provision earnings per share - FTE (diluted)	2.57	2.32	2.24

Net operating income (Non-GAAP)	106,073	78,921	92,780
Operating earnings per share (diluted)	2.17	1.62	1.91

GAAP
Return on average assets	1.10%	0.82%	1.14%
Return on average equity	14.65	9.91	12.56
Efficiency ratio	63.98	67.78	66.46

Non-GAAP
Operating return on average assets	1.10%	0.82%	1.14%
Operating return on average equity	14.67	9.97	12.58
Operating efficiency ratio	63.93	67.61	66.40

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2022	2021	2021	LQ	PY
Net interest income	$210,355	$210,570	$194,115	$(215)	$16,240
Noninterest income:
Trust and securities processing	59,528	58,515	54,834	1,013	4,694
Trading and investment banking	5,440	6,977	9,356	(1,537)	(3,916)
Service charges on deposit accounts	24,642	21,607	21,976	3,035	2,666
Insurance fees and commissions	259	359	420	(100)	(161)
Brokerage fees	3,456	3,346	3,334	110	122
Bankcard fees	16,635	16,642	14,673	(7)	1,962
Investment securities (losses) gains, net	(522)	1,448	(8,336)	(1,970)	7,814
Other	14,240	9,888	12,640	4,352	1,600
Total noninterest income	$123,678	$118,782	$108,897	$4,896	$14,781
Total revenue	$334,033	$329,352	$303,012	$4,681	$31,021
Net interest income (FTE)	$216,754	$217,053	$200,793
Net interest margin (FTE)	2.35%	2.37%	2.59%
Total noninterest income as a % of total revenue	37.03	36.07	35.94

Net interest income

•

Net interest income totaled $210.4 million, which is flat as compared to the linked quarter. The benefit from growth in average earning assets was partially offset by $4.1 million in reduced income from PPP loans. Average earning assets increased $1.2 billion, or 3.2%, driven by loan growth and an increase in investment securities purchases, while noninterest-bearing deposits increased $900.7 million, or 6.9% and interest-bearing liabilities increased $406.1 million, or 1.9%.
•

Net interest margin for the first quarter was 2.35%, a decrease of two basis points from the linked quarter, driven by a decline in loan yields primarily due to $4.1 million in reduced income from PPP loans. Earning asset yields declined two basis points from the linked quarter, driven by a twenty-basis-point decline in loan yields and mix changes. The cost of interest-bearing liabilities increased one basis point to 0.21%. Net interest spread decreased three basis points to 2.26% from the linked quarter and was 24 basis points lower than the first quarter of 2021.

•

On a year-over-year basis, net interest income increased $16.2 million, or 8.4%, driven by a $2.8 billion, or 26.2% increase in average securities, coupled with a $1.1 billion, or 6.9%, increase in average loans. These increases were driven by organic loan growth and excess liquidity.

•

Average deposits increased 3.0% on a linked-quarter basis and 21.5% compared to the first quarter of 2021. Average noninterest-bearing demand deposit balances increased 6.9% on a linked-quarter basis and 43.8% compared to the first quarter of 2021.

Noninterest income

•	First quarter 2022 noninterest income increased $4.9 million, or 4.1%, on a linked-quarter basis, largely due to:
o	An increase of $3.0 million in service charges on deposits primarily driven by increased healthcare income related to customer transfer and conversion fees.
o	A gain of $2.4 million on the sale of the company’s factoring loan portfolio during the first quarter of 2022, recorded in other income.
o

An increase of $1.9 million in derivative income and $0.8 million in company-owned life insurance income, both recorded in other income. The increase in company-owned life insurance is offset by a proportionate increase in deferred compensation expense as noted below.

o	Increases of $0.9 million in corporate trust income and $0.4 million in fund services income, both recorded in trust and securities processing.
o

These increases were partially offset by a decrease of $2.7 million in gains on sales of available-for-sale securities, recorded in investment securities gains, and a decrease of $1.5 million in trading and investment banking income driven by decreased trading volume.

•	Compared to the prior year, noninterest income in the first quarter of 2022 increased $14.8 million, or 13.6%, primarily driven by:
o	An increase of $7.8 million in investment securities gains, primarily due to mark-to-market valuations on the company’s equity investment in TTCF.
o	Increases of $5.0 million in derivative income, recorded in other income, and $2.0 million in bankcard income, due to higher interchange revenue.
o

An increase of $4.7 million in trust and securities processing income, primarily driven by increases of $6.4 million and $1.7 million in fund services and corporate trust income, respectively. These increases were partially offset by a decrease of $3.4 million in trust income.

o	An increase of $2.7 million in service charges on deposits driven by increased healthcare income related to customer transfer and conversion fees and increased corporate service charge income.
o

These increases were partially offset by decreases of $3.9 million in trading and investment banking income driven by lower trading volume, $2.1 million in gains on sale of other assets, and $1.2 million in company-owned life insurance income, both recorded in other income. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2022	2021	2021	LQ	PY
Salaries and employee benefits	$130,634	$131,360	$127,681	$(726)	$2,953
Occupancy, net	12,232	10,907	11,935	1,325	297
Equipment	18,164	19,886	19,615	(1,722)	(1,451)
Supplies and services	3,262	4,646	3,492	(1,384)	(230)
Marketing and business development	4,932	6,528	2,345	(1,596)	2,587
Processing fees	18,443	19,083	15,417	(640)	3,026
Legal and consulting	6,911	10,858	5,755	(3,947)	1,156
Bankcard	6,567	4,865	4,956	1,702	1,611
Amortization of other intangible assets	1,071	1,110	1,380	(39)	(309)
Regulatory fees	3,482	3,393	2,546	89	936
Other	9,080	9,847	5,824	(767)	3,256
Total noninterest expense	$214,778	$222,483	$200,946	$(7,705)	$13,832

•

Noninterest expense for the first quarter of 2022 was $214.8 million, a decrease of $7.7 million, or 3.5%, from the linked quarter and an increase of $13.8 million, or 6.9%, from the first quarter of 2021.

•	The linked-quarter decrease in noninterest expense was driven by:
o

A decrease of $11.5 million in salaries and bonus expense, recorded in salaries and employee benefits, driven primarily by increased incentive compensation tied to business growth and higher overall company performance during the fourth quarter of 2021.

o	Decreases of $3.9 million in legal and consulting expense and $1.6 million in marketing and business development due to the timing of multiple projects.
o	Decreases of $1.7 million in equipment expense driven by reduced software expense and $1.4 million in supplies expense primarily due to decreased computer hardware purchases.
o

These decreases were partially offset by increases of $10.7 million in employee benefits expense driven by a seasonal increase of $9.3 million in payroll taxes, insurance, and 401(k) expense recognized in the first quarter, as well as an increase of $1.5 million in deferred compensation expense, all recorded in salaries and employee benefits. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above. Additionally, there was an increase of $1.7 million in bankcard processing expense.

•	The year-over-year increase in noninterest expense was driven by:
o	An increase of $3.0 million in processing fees due to the timing of multiple software projects.
o	Increases of $2.6 million in marketing and business development and $1.2 million in legal and consulting expense due to the timing of multiple projects.
o

Increases of $2.4 million in salaries and bonus expense and $1.3 million in payroll taxes, insurance, and 401(k) expense, both recorded in salaries and employee benefits, primarily driven by increased company performance in the first quarter of 2022.

o	An increase of $1.6 million in bankcard expense primarily due to higher processing expense and bankcard fraud losses.
o	Increases of $1.2 million in operational losses, and $0.9 million in derivative-related expense, both recorded in other expense.
o

These increases were partially offset by a decrease of $1.2 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

Income taxes

•	The company’s effective tax rate was 15.7% for the three months ended March 31, 2022, compared to 15.4% for the same period in 2021.

Balance sheet

•	Average total assets for the first quarter of 2022 were $39.2 billion compared to $38.1 billion for the linked quarter and $33.1 billion for the same period in 2021.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2022	2021	2021	LQ	PY
Commercial and industrial	$7,409,623	$6,994,935	$7,139,101	$414,688	$270,522
Specialty lending	463,793	484,552	502,585	(20,759)	(38,792)
Commercial real estate	6,338,160	6,218,138	5,971,047	120,022	367,113
Consumer real estate	2,339,050	2,272,498	1,970,767	66,552	368,283
Consumer	135,942	107,841	117,095	28,101	18,847
Credit cards	399,857	414,267	362,051	(14,410)	37,806
Leases and other	274,652	200,417	183,447	74,235	91,205
Total loans	$17,361,077	$16,692,648	$16,246,093	$668,429	$1,114,984

•

Average loans for the first quarter of 2022 increased 4.0% on a linked-quarter basis and 6.9% compared to the first quarter of 2021. Excluding PPP balances, average loans increased 4.8% on a linked-quarter basis and increased 15.6% as compared to the first quarter of 2021.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2022	2021	2021	LQ	PY
Securities available for sale:
U.S. Treasury	$176,476	$69,398	$36,032	$107,078	$140,444
U.S. Agencies	125,017	93,619	95,494	31,398	29,523
Mortgage-backed	7,317,968	7,395,528	5,599,987	(77,560)	1,717,981
State and political subdivisions	3,170,757	3,437,841	3,552,945	(267,084)	(382,188)
Corporates	337,526	236,743	83,271	100,783	254,255
Collateralized loan obligations	150,134	38,099	—	112,035	150,134
Total securities available for sale	$11,277,878	$11,271,228	$9,367,729	$6,650	$1,910,149
Securities held to maturity:
U.S. Agencies	$133	$—	$—	$133	$133
Mortgage-backed	708,075	105,622	—	602,453	708,075
State and political subdivisions	1,185,609	1,089,587	1,023,418	96,022	162,191
Total securities held to maturity	$1,893,817	$1,195,209	$1,023,418	$698,608	$870,399
Trading securities	20,836	29,426	17,540	(8,590)	3,296
Other securities	329,611	299,829	308,297	29,782	21,314
Total securities	$13,522,142	$12,795,692	$10,716,984	$726,450	$2,805,158

•	Average total securities increased 5.7% on a linked-quarter basis and 26.2% compared to the first quarter of 2021.
•

In March 2022, securities with an amortized cost of $3.0 billion and a fair value of $2.9 billion were transferred from the available-for-sale classification to the held-to-maturity classification in order to reduce volatility in the company’s equity as a result of higher interest rates.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2022	2021	2021	LQ	PY
Deposits:
Noninterest-bearing demand	$14,025,585	$13,124,918	$9,753,680	$900,667	$4,271,905
Interest-bearing demand and savings	17,852,721	17,809,817	16,302,880	42,904	1,549,841
Time deposits	701,973	701,836	769,464	137	(67,491)
Total deposits	$32,580,279	$31,636,571	$26,826,024	$943,708	$5,754,255
Noninterest bearing deposits as % of total	43.05%	41.49%	36.36%

•	Average deposits increased 3.0% on a linked-quarter basis and 21.5% compared to the first quarter of 2021.
•	Average noninterest-bearing demand deposits increased 6.9% on a linked-quarter basis to $14.0 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2022	December 31, 2021	March 31, 2021
Total equity	$2,748,405	$3,145,424	$2,958,239
Book value per common share	56.78	64.95	61.24
Tangible book value per common share	52.69	61.05	57.26

Regulatory capital:
Common equity Tier 1 capital	$2,938,100	$2,885,576	$2,660,102
Tier 1 capital	2,938,100	2,885,576	2,660,102
Total capital	3,369,866	3,324,284	3,102,333

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.81%	12.05%	12.25%
Tier 1 risk-based capital ratio	11.81	12.05	12.25
Total risk-based capital ratio	13.55	13.88	14.28
Tier 1 leverage ratio	7.53	7.61	8.08

•	At March 31, 2022, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2022	2021	2021	2021	2021
Net charge-offs - Total loans	$8,378	$8,061	$3,127	$28,374	$5,310
Net loan charge-offs as a % of total average loans	0.20%	0.19%	0.07%	0.68%	0.13%
Loans over 90 days past due	$3,600	$2,633	$2,319	$1,265	$1,773
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.01%	0.01%	0.01%
Nonaccrual and restructured loans	$110,356	$92,300	$96,536	$58,219	$76,706
Nonaccrual and restructured loans as a % of total loans	0.62%	0.54%	0.59%	0.34%	0.46%
Provision for credit losses	$(6,500)	$8,500	$(5,000)	$24,000	$(7,500)

•

Provision for credit losses for the first quarter decreased $15.0 million from the linked quarter and increased $1.0 million from the first quarter of 2021. Provision expense in the first quarter of 2022 represented a release of the Allowance for Credit Losses (ACL) based on positive macro-economic data and portfolio credit metrics.

•

Net charge-offs for the first quarter totaled $8.4 million, or 0.20%, of average loans, compared to $8.1 million, or 0.19%, of average loans in the linked quarter, and $5.3 million, or 0.13%, of average loans for the first quarter of 2021.

Dividend Declaration and Share Repurchase Authorization

At the company’s quarterly board meeting, the Board of Directors declared a $0.37 per share quarterly cash dividend, payable on July 1, 2022, to shareholders of record at the close of business on June 10, 2022.

As in prior years, the Board also approved the repurchase of up to 2,000,000 shares of the company’s common stock. Share repurchases may occur from time to time at any point until the regular meeting of the Board that immediately follows the 2023 annual meeting of the company’s shareholders. Shares acquired under the repurchase program may be available for reissuance or resale, including in connection with the company's compensation plans and dividend reinvestment plan. Under the repurchase program, the company may acquire the shares from time to time in open market or privately negotiated transactions, at the discretion of management.

Conference Call

The company plans to host a conference call to discuss its first quarter 2022 earnings results on Wednesday, April 27, 2022, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 844-200-6205 or (international) 929-526-1599 and requesting to join the UMB Financial call with access code 758098. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 1Q 2022 Conference Call

A replay of the conference call may be heard through May 11, 2022 by calling (toll-free)

866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 176268. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), pre-tax, pre-provision FTE earnings per share – diluted (PTPP-FTE

EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, PTPP-FTE, PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

PTPP income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus noninterest income, less noninterest expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the impacts to the U.S. and global economies; and impacts related to or resulting from Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2022	2021
ASSETS
Loans	$17,731,700	$16,497,385
Allowance for credit losses on loans	(179,288)	(202,814)
Net loans	17,552,412	16,294,571
Loans held for sale	384	10,275
Securities:
Available for sale	8,550,093	9,753,392
Held to maturity, net of allowance for credit losses	4,600,187	1,039,711
Trading securities	17,059	29,099
Other securities	332,123	298,209
Total securities	13,499,462	11,120,411
Federal funds sold and resell agreements	1,319,809	1,629,813
Interest-bearing due from banks	6,355,941	3,860,763
Cash and due from banks	357,772	387,230
Premises and equipment, net	264,519	286,068
Accrued income	127,139	131,533
Goodwill	182,225	174,518
Other intangibles, net	15,690	17,793
Other assets	930,389	756,414
Total assets	$40,605,742	$34,669,389

LIABILITIES
Deposits:
Noninterest-bearing demand	$15,946,738	$11,604,415
Interest-bearing demand and savings	17,828,794	16,011,812
Time deposits under $250,000	399,467	457,290
Time deposits of $250,000 or more	187,566	207,275
Total deposits	34,362,565	28,280,792
Federal funds purchased and repurchase agreements	2,840,535	2,759,818
Long-term debt	272,036	270,074
Accrued expenses and taxes	178,130	239,001
Other liabilities	204,071	161,465
Total liabilities	37,857,337	31,711,150

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,109,585	1,093,667
Retained earnings	2,265,129	1,968,318
Accumulated other comprehensive (loss) income, net	(343,128)	169,197
Treasury stock	(338,238)	(328,000)
Total shareholders' equity	2,748,405	2,958,239
Total liabilities and shareholders' equity	$40,605,742	$34,669,389

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2022	2021
INTEREST INCOME
Loans	$149,470	$150,170
Securities:
Taxable interest	43,382	27,162
Tax-exempt interest	23,855	24,964
Total securities income	67,237	52,126
Federal funds and resell agreements	2,450	2,821
Interest-bearing due from banks	2,457	703
Trading securities	185	159
Total interest income	221,799	205,979
INTEREST EXPENSE
Deposits	6,173	6,798
Federal funds and repurchase agreements	2,148	1,886
Other	3,123	3,180
Total interest expense	11,444	11,864
Net interest income	210,355	194,115
Provision for credit losses	(6,500)	(7,500)
Net interest income after provision for credit losses	216,855	201,615
NONINTEREST INCOME
Trust and securities processing	59,528	54,834
Trading and investment banking	5,440	9,356
Service charges on deposit accounts	24,642	21,976
Insurance fees and commissions	259	420
Brokerage fees	3,456	3,334
Bankcard fees	16,635	14,673
Investment securities losses, net	(522)	(8,336)
Other	14,240	12,640
Total noninterest income	123,678	108,897
NONINTEREST EXPENSE
Salaries and employee benefits	130,634	127,681
Occupancy, net	12,232	11,935
Equipment	18,164	19,615
Supplies and services	3,262	3,492
Marketing and business development	4,932	2,345
Processing fees	18,443	15,417
Legal and consulting	6,911	5,755
Bankcard	6,567	4,956
Amortization of other intangible assets	1,071	1,380
Regulatory fees	3,482	2,546
Other	9,080	5,824
Total noninterest expense	214,778	200,946
Income before income taxes	125,755	109,566
Income tax expense	19,792	16,923
NET INCOME	$105,963	$92,643

PER SHARE DATA
Net income – basic	$2.19	$1.93
Net income – diluted	2.17	1.91
Dividends	0.37	0.32
Weighted average shares outstanding – basic	48,406,840	48,096,643
Weighted average shares outstanding – diluted	48,832,177	48,520,752

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended
	March 31,
	2022	2021
Net income	$105,963	$92,643
Other comprehensive loss, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(622,910)	(199,038)
Less: Reclassification adjustment for gains included in net income	—	(2,720)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	582	—
Change in unrealized gains and losses on debt securities	(622,328)	(201,758)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	4,680	6,503
Less: Reclassification adjustment for gains included in net income	(851)	(842)
Change in unrealized gains and losses on derivative hedges	3,829	5,661
Other comprehensive loss, before tax	(618,499)	(196,097)
Income tax benefit	149,057	46,954
Other comprehensive loss	(469,442)	(149,143)
Comprehensive loss	$(363,479)	$(56,500)

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	92,643	(149,143)	—	(56,500)
Dividends ($0.32 per share)	—	—	(15,571)	—	—	(15,571)
Purchase of treasury stock	—	—	—	—	(4,027)	(4,027)
Issuances of equity awards, net of forfeitures	—	(4,043)	—	—	4,738	695
Recognition of equity-based compensation	—	4,457	—	—	—	4,457
Sale of treasury stock	—	65	—	—	86	151
Exercise of stock options	—	2,738	—	—	9,348	12,086
Balance - March 31, 2021	$55,057	$1,093,667	$1,968,318	$169,197	$(328,000)	$2,958,239

Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	105,963	(469,442)	—	(363,479)
Dividends ($0.37 per share)	—	—	(17,832)	—	—	(17,832)
Purchase of treasury stock	—	—	—	—	(22,487)	(22,487)
Issuances of equity awards, net of forfeitures	—	(6,630)	—	—	7,309	679
Recognition of equity-based compensation	—	5,485	—	—	—	5,485
Sale of treasury stock	—	84	—	—	54	138
Exercise of stock options	—	126	—	—	351	477
Balance - March 31, 2022	$55,057	$1,109,585	$2,265,129	$(343,128)	$(338,238)	$2,748,405

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$17,361,077	3.49%	$16,246,093	3.75%
Securities:
Taxable	9,461,567	1.86	6,398,188	1.72
Tax-exempt	4,039,739	3.03	4,301,256	2.98
Total securities	13,501,306	2.21	10,699,444	2.23
Federal funds and resell agreements	1,265,776	0.78	1,643,894	0.70
Interest bearing due from banks	5,320,360	0.19	2,823,771	0.10
Trading securities	20,836	4.38	17,540	4.30
Total earning assets	37,469,355	2.47	31,430,742	2.74
Allowance for credit losses	(198,217)		(219,672)
Other assets	1,882,376		1,841,224
Total assets	$39,153,514		$33,052,294

Liabilities and Shareholders' Equity
Interest-bearing deposits	$18,554,694	0.13%	$17,072,344	0.16%
Federal funds and repurchase agreements	2,973,785	0.29	2,519,373	0.30
Borrowed funds	271,731	4.66	269,576	4.78
Total interest-bearing liabilities	21,800,210	0.21	19,861,293	0.24
Noninterest-bearing demand deposits	14,025,585		9,753,680
Other liabilities	394,714		445,777
Shareholders' equity	2,933,005		2,991,544
Total liabilities and shareholders' equity	$39,153,514		$33,052,294
Net interest spread		2.26%		2.50%
Net interest margin		2.35		2.59

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$145,002	$26,253	$39,100	$210,355
Provision for credit losses	(7,040)	151	389	(6,500)
Noninterest income	26,707	73,262	23,709	123,678
Noninterest expense	79,596	75,592	59,590	214,778
Income before taxes	99,153	23,772	2,830	125,755
Income tax expense	15,606	3,741	445	19,792
Net income	$83,547	$20,031	$2,385	$105,963

	Three Months Ended March 31, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$136,410	$22,138	$35,567	$194,115
Provision for credit losses	(8,178)	220	458	(7,500)
Noninterest income	8,176	68,421	32,300	108,897
Noninterest expense	69,725	71,282	59,939	200,946
Income before taxes	83,039	19,057	7,470	109,566
Income tax expense	12,826	2,943	1,154	16,923
Net income	$70,213	$16,114	$6,316	$92,643

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2022.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2022	2021
Net income (GAAP)	$105,963	$92,643
Adjustments:
Acquisition expense	—	—
Severance expense	145	21
COVID-19 related expense	—	155
Tax-impact of adjustments (i)	(35)	(39)
Total Non-GAAP adjustments (net of tax)	110	137
Net operating income (Non-GAAP)	$106,073	$92,780

Earnings per share - diluted (GAAP)	$2.17	$1.91
Acquisition expense	—	—
Severance expense	—	—
COVID-19 related expense	—	—
Tax-impact of adjustments (i)	—	—
Operating earnings per share - diluted (Non-GAAP)	$2.17	$1.91

GAAP
Return on average assets	1.10%	1.14%
Return on average equity	14.65	12.56

Non-GAAP
Operating return on average assets	1.10%	1.14%
Operating return on average equity	14.67	12.58

(i) Calculated using the company’s marginal tax rate of 24.0% in 2022 and 22.2% in 2021.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2022	2021
Noninterest expense	$214,778	$200,946
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	—	—
Severance expense	145	21
COVID-19 related expense	—	155
Total Non-GAAP adjustments (pre-tax)	145	176
Operating noninterest expense (Non-GAAP)	$214,633	$200,770

Noninterest expense	$214,778	$200,946
Less: Amortization of other intangibles	1,071	1,380
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$213,707	$199,566

Operating noninterest expense	$214,633	$200,770
Less: Amortization of other intangibles	1,071	1,380
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$213,562	$199,390

Net interest income	$210,355	$194,115
Noninterest income	123,678	108,897
Less: Gains on sales of securities available for sale, net	—	2,720
Total Non-GAAP Revenue (denominator A)	$334,033	$300,292

Efficiency ratio (numerator A/denominator A)	63.98%	66.46%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	63.93	66.40

Pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2022	2021
Net income before taxes (GAAP)	$125,755	$109,566
Adjustments:
Provision for credit losses	(6,500)	(7,500)
Pre-tax, pre-provision income (Non-GAAP)	$119,255	$102,066

Pre-tax earnings per share - diluted (GAAP)	$2.58	$2.26
Provision for credit losses	(0.14)	(0.16)
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.44	$2.10

Pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2022	2021
Net interest income	$210,355	$194,115
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,399	6,678
Net interest income - FTE	$216,754	$200,793
Noninterest income	123,678	108,897
Less: Noninterest expense	214,778	200,946
Pre-tax, pre-provision income - FTE (Non-GAAP)	$125,654	$108,744

Net interest income earnings per share - diluted	$4.31	$4.00
Tax equivalent interest	0.13	0.14
Net interest income - FTE	4.44	4.14
Noninterest income	2.53	2.24
Less: Noninterest expense	4.40	4.14
Pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.57	$2.24

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of March 31,
	2022	2021
Total shareholders' equity (GAAP)	$2,748,405	$2,958,239
Less: Intangible assets
Goodwill	182,225	174,518
Other intangibles, net	15,690	17,793
Total intangibles, net	197,915	192,311
Total tangible shareholders' equity (Non-GAAP)	$2,550,490	$2,765,928

Total shares outstanding	48,403,262	48,302,634

Ratio of total shareholders' equity (book value) per share	$56.78	$61.24
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	52.69	57.26